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                                                                   EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Thorn Apple Valley, Inc. and Subsidiaries on Form S-8 of our report dated July 21, 1995, on our audits of the consolidated financial statements and the financial statement schedule of Thorn Apple Valley, Inc. and Subsidiaries as of May 26, 1995 and May 27, 1994, and for each of the three years in the period ended May 26, 1995, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.

Detroit, Michigan
September 1, 1995